Exhibit 23.2

2929 Allen Parkway, 20th Floor
Houston, TX 77019
Phone         713-960-1706
Web            www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post Effective Amendment No. 1 to Form S-1 of Assured Pharmacy, Inc. (No. 333-181361) of our report dated March 15, 2012 with respect to the consolidated financial statements of Assured Pharmacy, Inc. as of and for the year ended December 31, 2011.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP
      UHY LLP

Houston, Texas
June 14, 2013